                            CITYSCAPE FINANCIAL CORP.
                        COMPUTATION OF EARNINGS PER SHARE



                                                     THREE MONTHS ENDED
                                                          MARCH 31,
                                               ------------------------------
                                                  1997               1996
                                               -----------        -----------
       PRIMARY

NET EARNINGS APPLICABLE TO COMMON STOCK        $16,794,791        $ 9,273,144
                                               ===========        ===========

Weighted average common shares                  29,724,252         28,940,960

Adjustment to common shares:
     Assume exercise of stock options            1,156,233            864,960
                                               -----------        -----------

WEIGHTED AVERAGE PRIMARY SHARES                 30,880,485         29,805,920
                                               ===========        ===========

EARNINGS PER COMMON SHARE                      $      0.54        $      0.31
                                               ===========        ===========

                                                        THREE MONTHS ENDED
                                                          MARCH 31, 1997
                                                            -----------
    FULLY DILUTED (1)

Net earnings applicable to common stock                     $16,794,791

Adjustment to net earnings:
   Add:  After-tax interest expense from Convertible
                Debentures                                    1,373,290
                                                            -----------

ADJUSTED NET EARNINGS APPLICABLE TO COMMON STOCK            $18,168,081
                                                            ===========

Weighted average common shares                               29,724,252

Adjustment to common shares:
     Assume conversion of Convertible Debentures              5,474,224
     Assume exercise of stock options                         1,156,233
                                                            -----------

WEIGHTED AVERAGE FULLY DILUTED SHARES                        36,354,709
                                                            ===========

EARNINGS PER COMMON SHARE                                   $      0.50
                                                            ===========


(1) Fully diluted earnings per share were not presented for the 1996 period because the Convertible Debentures were not issued until the second quarter of 1996.